Exhibit 23(j)(ii)


            Consent of Independent Registered Public Accounting Firm


As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated February 13, 2006 on the financial statements of The Core Fund, as of December 31, 2005 and for the periods indicated therein and to the references to our firm in the prospectus and the Statement of Additional Information in this Post-Effective Amendment to the Core Fund's Registration Statement on Form N-1A (File Nos. 333-120624 and 811-21675).



Cohen McCurdy, Ltd.
Westlake, Ohio
March 1, 2006